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                                                                      EXHIBIT 23

JOEL S. BAUM P.A.    Member
                     American Institute of Certified Public Accountants
                     Florida Institute of Certified Public Accountants
                     AICA SEC. & Private Companies Division


Capitol Communities Corporation
25550 Hawthorne Blvd.
Suite 207
Torrence, CA. 90505


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


  We consent to the use of our firm's audited financial statements by reference in the Registration Statement Form S-8 of Capitol Communities Corporation (the "Company"). Such audited financial statements have been incorporated by reference from the Company's Annual Report filed on 10K-SB for the fiscal year ended September 30, 1996.

January 9, 1997
Coral Springs, Florida

                                  /s/ Joel Baum, P.A.
                                  -------------------
                                      Joel Baum, P.A.